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CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" in Post-Effective Amendment No. 19 to the Registration Statement (Form N-4 No. 33-51268) and Amendment No. 20 to the Registration Statement (Form N-4 No. 811-7134) and related Prospectuses of Separate Account II of Integrity Life Insurance Company and to the use of our reports (a) dated April 6, 2001, with respect to the statutory basis financial statements of Integrity Life Insurance Company, and (b) dated April 24, 2001, with respect to the financial statements of Separate Account II of Integrity Life Insurance Company, both included in the Registration Statement (Form N-4) filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Cincinnati, Ohio
December 20, 2001

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CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" in Post-Effective Amendment No. 19 to the Registration Statement (Form N-4 No. 33-51268) and Amendment No. 20 to the Registration Statement (Form N-4 No. 811-7134) and related Prospectus of Separate Account Ten of Integrity Life Insurance Company and to the use of our report dated January 19, 2001, with respect to the financial statements of Separate Account Ten included in the Registration Statement (Form N-4) filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Kansas City, Missouri
December 20, 2001